Exhibit 10.7

SECOND AMENDMENT TO THE

DONNELLEY FINANCIAL SOLUTIONS, INC.

AMENDED AND RESTATED 2016 PERFORMANCE INCENTIVE PLAN

THIS SECOND AMENDMENT TO THE DONNELLEY FINANCIAL SOLUTIONS, INC. AMENDED AND RESTATED 2016 PERFORMANCE INCENTIVE PLAN (this “Amendment”), is made and adopted as of June 27, 2019, by the Board of Directors (the “Board”) of Donnelley Financial Solutions, Inc. (the “Company”). Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to them in the Donnelley Financial Solutions, Inc. Amended and Restated 2016 Performance Incentive Plan (the “Plan”).

1.	Section 2 of Article VI of the Plan is hereby amended by deleting the following penultimate sentence thereof:

“~~An agreement relating to a grant or award hereunder may not provide for shares of common stock to be withheld having an aggregate fair market value in excess of the minimum amount of taxes required to be withheld.~~”

2.	This Amendment will become effective and incorporated into the Plan as of the date hereof.
3.	Except as expressly set forth herein, the Plan shall remain in full force and effect.

SC1:4955782.2